Exhibit 99.1

Axsome Therapeutics Announces $8.9 Million Registered Direct Offering

NEW YORK, September 28, 2018 (Globe Newswire) — Axsome Therapeutics, Inc. (NASDAQ: AXSM), a clinical-stage biopharmaceutical company developing novel therapies for the management of central nervous system (CNS) disorders, today announced that it has entered into a definitive purchase agreement with certain existing and other institutional accredited investors to purchase in a registered direct offering 2,966,667 shares of its common stock at a purchase price of $3.00 per share.

Participating investors include Armistice Capital, Lincoln Park Capital, and Sio Capital Management.

The net proceeds from the offering are expected to be approximately $8.8 million. Axsome intends to use the net proceeds from this offering for working capital and general corporate purposes.

Axsome believes that the proceeds from this offering will be sufficient to fund the company’s anticipated operations, based on its current operating plans, into the first quarter of 2020.

The securities are being offered by Axsome pursuant to a “shelf” registration statement on Form S-3 that was filed and declared effective by the Securities and Exchange Commission (“SEC”) and the base prospectus contained therein (File No. 333-214859). The offering of the securities will be made only by means of a prospectus. A prospectus supplement and accompanying base prospectus relating to the securities being offered will be filed with the SEC. Copies of the final prospectus supplement and accompanying base prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting Axsome Therapeutics, Inc., 25 Broadway, 9th Floor, New York, NY 10004, Attention: Nick Pizzie, Chief Financial Officer, by phone at (646) 844-6270 or email at npizzie@axsome.com.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Axsome Therapeutics, Inc.

Axsome Therapeutics, Inc. is a clinical-stage biopharmaceutical company developing novel therapies for the management of central nervous system (CNS) disorders for which there are limited treatment options. Axsome’s product candidate portfolio includes five clinical-stage candidates, AXS-02, AXS-05, AXS-06, AXS-07, and AXS-09. AXS-05 is currently in a Phase 3 trial in treatment resistant depression (TRD), a Phase 2/3 trial in agitation associated with Alzheimer’s disease (AD), a Phase 2 trial in Major Depressive Disorder (MDD), and a Phase 2 trial in smoking cessation. AXS-02 is currently in a Phase 3 trial in knee osteoarthritis (OA) associated with bone marrow lesions (BMLs) with an additional Phase 3 trial planned in chronic low back pain (CLBP) associated with Modic changes (MCs). AXS-07 is being developed for the acute treatment of migraine. AXS-06 is being developed for the treatment of osteoarthritis and rheumatoid arthritis and for the reduction of the risk of NSAID-associated gastric ulcers. AXS-02, AXS-05, AXS-06, AXS-07, and AXS-09 are investigational drug products not approved by the FDA. For more information, please visit the Company’s website at axsome.com. The Company may occasionally disseminate material, nonpublic information on the company website.

Forward Looking Statements

Certain matters discussed in this press release are “forward-looking statements”. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. In particular, the Company’s statements regarding trends and potential future results are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, risks associated with market conditions, the satisfaction of customary closing conditions related to the offering, the success, timing and cost of our ongoing clinical trials and anticipated clinical trials for our current product candidates, including statements regarding the timing of initiation and completion of the trials, futility analyses and receipt of interim results; the timing of and our ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, our product candidates; the Company’s ability to successfully defend its intellectual property or obtain the necessary licenses at a cost acceptable to the Company, if at all; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company’s license agreements; the acceptance by the market of the Company’s product candidates, if approved; and other factors, including general economic conditions and regulatory developments, not within the Company’s control. The factors discussed herein could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstance.

Axsome Contact:

Mark Jacobson
Senior Vice President, Operations
Axsome Therapeutics, Inc.
25 Broadway, 9th Floor
New York, NY 10004
Tel: 212-332-3243
Email: mjacobson@axsome.com

www.axsome.com